Exhibit 99.1

CURIOSITYSTREAM REPORTS
40% REVENUE GROWTH
FOR FULL-YEAR 2025

▪Full year 2025 revenue of $71.7 million, up 40%
▪Record full-year operating cash flow of $13.1 million, up 60%
▪Board authorizes $6 million share repurchase
SILVER SPRING, Md. (March 11, 2026) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2025. In addition, the Company’s Board of Directors authorized an additional $2 million in share repurchases bringing the total in authorized repurchases to $6 million.
“We are pleased to announce a strong finish to 2025, as we delivered on our promise of double-digit growth in both revenue and cash flow," said Clint Stinchcomb, President & CEO. "These gains reflect the strength of our complementary revenue pillars—licensing driven by high volume structured video fulfillments for AI model training and subscription sturdiness from existing and new partnerships, with both amplified by cost discipline that expanded gross margins. Our team made great progress in 2025 and laid the groundwork for what we believe will be the greatest year in company history by virtually all metrics.
Fourth Quarter 2025 Financial Results
•Revenue of $19.2 million, a 36% increase from $14.1 million in the fourth quarter of 2024;
•Record quarterly gross profit of $11.6 million or 61% gross margin, compared to $7.4 million or 52% gross margin in the fourth quarter of 2024;
•Net loss of $3.8 million, inclusive of $4.3 million of non-cash stock-based compensation, compared to net loss of $2.8 million, inclusive of $1.8 million in non-cash stock-based compensation, in the fourth quarter of 2024;
•Adjusted EBITDA1 of $1.1 million, compared to an Adjusted EBITDA loss of $1.9 million in the fourth quarter of 2024;
•Net cash provided by operating activities of $4.0 million, compared to $3.0 million in the fourth quarter of 2024;
•Adjusted Free Cash Flow1 of $4.3 million, an improvement of $1.0 million compared to the fourth quarter of 2024; and
•Cash, restricted cash and held-to-maturity securities balance of $27.3 million and no debt as of December 31, 2025.

Full Year 2025 Financial Results
•Revenue of $71.7 million, a 40% increase from $51.1 million in 2024;
•Record annual gross profit of $40.5 million or 57% gross margin, compared to $25.8 million or 50% gross margin in 2024;
•Net loss of $6.4 million, inclusive of $14.4 million of non-cash stock-based compensation, compared to net loss of $12.9 million, inclusive of $6.6 million in stock-based compensation, in 2024;
•Adjusted EBITDA1 of $8.2 million, compared to an Adjusted EBITDA loss of $6.0 million in 2024.
•Net cash provided by operating activities of $13.1 million, compared to $8.2 million in 2024; and
•Adjusted Free Cash Flow1 of $13.9 million, a 46% increase from $9.5 million in 2024.

Full Year 2025 Business Highlights
•Secured rights to an additional ~2 million hours of video and audio data across a wide range of genres, including feature film, scripted narrative, documentary, science, history, nature, technology, food, culture, economics, biography, lifestyle, reality, automotive, travel, fitness, dance, fashion and a wide range of sports and gaming content including adventure, extreme, team, mind and combat sports;
•Licensed several million short-form clips and long-form programs for both AI training and traditional media distribution; Completed 18 distinct AI training fulfillments in a broad and diverse range of categories including factual, scripted film and TV series, sports,foreign scripted and unscripted and raw footage.
•Licensed a slate of individual traditional programs and series to both new and returning traditional media partners, including public broadcasters, pay-TV partners, and academic distributors, across the US, Europe, Asia, and Latin America.
•Strengthened core offerings in science, history, nature and tech with additional premieres including Cleopatra: The Mystery of the Mummified Hand; FAST: The Celestial Eye; and Mysteries of the Bayeux Tapestry. Premiered multiple brand-defining originals including season two of Deadly Science, and one-hour specials Economics Explained: The Rise and Fall of the USA? and Breakthrough: Asteroid Impact;
•New and expanded multiyear wholesale distribution agreements in Asia and the Americas;
•New Curiosity service launches across North and Latin America including Curiosity University as a premium subscription on The Roku Channel; New service launches across Europe, including Curiosity University's launch on Amazon Prime in the UK, the Netherlands, Finland and Sweden;
•Expanded partnership with Samsung TV Plus, Samsung’s free, ad-supported streaming TV service, with the launch of Curiosity Now in Spain;
•New FAST channel agreements in 12 countries: Launched and distributed three new US Hispanic FAST channels: Curiosity Explora, Curiosity Motores, Curiosity Animales, adding to our existing roster of Curiosity Now, Curiosity Animals, Curiosity History, Curiosity University, and Catholic History Channel;
•Grew Curiosity University partner subscribers by over 50%; and
•Launched payment options in sixteen new currencies, including the Chinese Yuan, Russian Ruble, Thai Baht, and Israeli New Shekel, bringing our total payment options to forty-two currencies.

Financial Outlook
CuriosityStream expects the following for the first half of 2026:
•Revenue within the range of $38 - $42 million.
•Adjusted Free Cash Flow1 within the range of $6 - $9 million.
1 See Non-GAAP Financial Measures below.

Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s fourth quarter and full year 2025 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (877) 407-9716 or International at (201) 493-6779 and reference conference ID# 13758750. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, plans to pay regular dividends, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2025, that we expect to file with the Securities and Exchange Commission (the “SEC”) on or about March 12, 2026, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.
In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.

The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.
About CuriosityStream Inc.
CuriosityStream Inc. (Nasdaq: CURI) is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity History, Curiosity Animals, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com

CuriosityStream Inc.
Consolidated Balance Sheets

	December 31,
(in thousands, except par value)	2025	2024

Assets
Current assets
Cash and cash equivalents	$18,318	$7,826
Restricted cash	60	125
Short-term investments in debt and other securities	8,966	24,236
Accounts receivable, net	8,893	6,103
Other current assets	1,198	1,228
Total current assets	37,435	39,518
Investments in debt securities	—	7,463
Investments in equity method investees	3,668	3,848
Property and equipment, net	404	520
Content assets, net	31,000	31,511
Operating lease right-of-use assets	2,763	3,065
Other assets	461	257
Total assets	$75,731	$86,182
Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$362	$282
Accounts payable	9,449	5,608
Accrued expenses and other liabilities	12,094	7,003
Deferred revenue	8,409	10,970
Total current liabilities	30,314	23,863
Warrant liability	—	88
Non-current operating lease liabilities	3,460	3,887
Other liabilities	470	496
Total liabilities	34,244	28,334
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of December 31, 2025, and December 31, 2024; 58,950 shares and 56,814 shares issued as of December 31, 2025 and December 31, 2024, respectively, including 216 treasury shares; 58,734 shares and 56,598 shares outstanding as of December 31, 2025 and December 31, 2024, respectively.	5	5
Treasury stock	(251)	(251)
Additional paid-in capital	377,577	366,508
Accumulated deficit	(335,844)	(308,414)
Total stockholders’ equity	41,487	57,848
Total liabilities and stockholders’ equity	$75,731	$86,182

CuriosityStream Inc.
Consolidated Statements of Operations (Unaudited)

	Year Ended December 31,
(in thousands, except per share data)	2025	2024

Revenues	$71,658	$51,134
Operating expenses
Cost of revenues	31,113	25,363
Advertising and marketing	14,028	14,434
General and administrative	33,821	24,670
Total operating expenses	78,962	64,467
Operating loss	(7,304)	(13,333)
Change in fair value of warrant liability	88	(44)
Interest and other income, net	983	3,074
Equity method investment loss	(180)	(2,506)
Loss before income taxes	(6,413)	(12,809)
Provision for income taxes	14	132
Net loss	$(6,427)	$(12,941)
Net loss per share
Basic	$(0.11)	$(0.24)
Diluted	$(0.11)	$(0.24)
Weighted average number of common shares outstanding
Basic	57,664	54,480
Diluted	57,664	54,480

CuriosityStream Inc.
Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2025	2024

Cash flows from operating activities
Net loss	$(6,427)	$(12,941)
Adjustments to reconcile net loss to net cash provided by operating activities
Change in fair value of warrant liability	(88)	44
Additions to content assets	(13,944)	(5,698)
Change in content liabilities	80	(125)
Amortization of content assets	14,511	19,130
Depreciation and amortization expenses	164	339
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(517)	(294)
Stock-based compensation	14,366	6,568
Equity method investment loss	180	2,506
Other non-cash items	468	430
Changes in operating assets and liabilities
Accounts receivable	(2,790)	(1,343)
Other assets	(194)	1,131
Accounts payable	3,795	843
Accrued expenses and other liabilities	6,070	1,383
Deferred revenue	(2,617)	(3,822)
Net cash provided by operating activities	13,057	8,151

Cash flows from investing activities
Purchases of property and equipment	(102)	—
Sales of investments in debt securities	5,001	—
Maturities of investments in debt securities	30,550	7,200
Purchases of investments in debt securities	(12,301)	(38,605)
Net cash provided by (used in) investing activities	23,148	(31,405)

Cash flows from financing activities
Repurchases of common stock	—	(251)
Dividends paid	(22,010)	(4,063)
Payments related to tax withholding	(3,768)	(2,696)
Net cash used in financing activities	(25,778)	(7,010)

Net increase (decrease) in cash, cash equivalents and restricted cash	10,427	(30,264)
Cash, cash equivalents and restricted cash, beginning of period	7,951	38,215
Cash, cash equivalents and restricted cash, end of period	$18,378	$7,951

Supplemental non-cash investing and financing activities:
Acquisition of equity investment included in accrued liabilities	$178	$—

Supplemental disclosure:
Cash paid for operating leases	$570	$510

CuriosityStream Inc.
Reconciliation from Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024

Net Income (loss)	$(3,786)	$(2,813)	$(6,427)	$(12,941)
Change in fair value of warrant liability	—	(22)	(88)	44
Interest and other (income) expense	157	(1,372)	(983)	(3,074)
Provision for (benefit from) Income taxes	308	(2)	14	132
Equity method investment (income) loss	(51)	331	180	2,506
Depreciation and amortization[1]	42	54	164	339
Restructuring[2]	—	25	36	243
Other nonrecurring	144	28	962	141
Stock-based compensation	4,312	1,834	14,366	6,568
Adjusted EBITDA	$1,126	$(1,937)	$8,224	$(6,042)
[1] Amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from a 2024 reduction in force.

CuriosityStream Inc.
Reconciliation from Net Cash Flow used in Operating Activities to Adjusted Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024

Net cash flow provided by operating activities	$3,969	$3,035	$13,057	$8,151
Purchases of property and equipment	(25)	—	(102)	—
Restructuring payments[1]	—	31	59	854
Other nonrecurring payments[2]	368	221	852	502
Adjusted Free Cash Flow	$4,312	$3,287	$13,866	$9,507
[1] Consists primarily of severance and workforce optimization payments resulting from 2023 to 2024 reductions in force.
[2] Consists primarily of payments related to license fees and risk mitigation efforts.